Consolidated Balance Sheets
Crestar Financial Corporation And Subsidiaries


Dollars in thousands, except share data          June 30,
                                         ---------------------    December 31,
Assets                                         1998       1997      1997
Cash and due from banks                   $ 939,382   $ 974,362   $1,175,314
Securities held to maturity (note 2)        578,813     715,516      626,716
Securities available for sale (note 3)    4,210,810   3,518,420    3,839,006
Money market investments (note 4)           887,979   1,364,741    1,431,790
Loans held for sale                       2,176,670     643,080      964,697
Loans (note 5):
  Business Loans:
    Commercial                            5,136,230   4,028,852    4,666,505
    Real estate - income property         1,176,314   1,289,423    1,254,079
    Real estate - construction              402,670     328,459      381,413
  Consumer Loans:
    Instalment                            5,385,873   4,093,346    4,846,857
    Bank card                               507,245   1,210,242    1,153,937
    Real estate - mortgage                3,342,579   3,308,393    3,374,199
-------------------------------------------------------------------------------
      Total Loans                        15,950,911  14,258,715   15,676,990
    Less: Allowance for loan losses
     (note 6)                              (246,017)   (279,190)    (281,394)
-------------------------------------------------------------------------------
      Loans - net                        15,704,894  13,979,525   15,395,596
-------------------------------------------------------------------------------
Premises and equipment - net                479,759     459,275      486,111
Intangible assets - net                     199,447     172,280      197,420
Foreclosed properties - net (notes 5 and 7)  16,652      34,243       25,731
Other assets                                966,767     948,361      786,135
-------------------------------------------------------------------------------
  Total Assets                          $26,161,173 $22,809,803  $24,928,516
===============================================================================
Liabilities
Demand deposits                         $ 3,766,030 $ 3,383,317 $ 3,540,340
Interest-bearing demand deposits          6,918,653   5,748,638   6,257,114
Regular savings deposits                  1,397,567   1,552,860   1,448,589
Domestic time deposits                    3,919,809   4,317,373   4,191,151
Certificates of deposit $100,000 and over 1,868,122     844,271     932,058
-------------------------------------------------------------------------------
  Total deposits                         17,870,181  15,846,459  16,369,252
Short-term borrowings (note 8)            4,639,407   3,841,043   4,789,045
Other liabilities                           498,281     403,161     879,073
Long-term debt (note 9)                     947,704     819,071     831,383
-------------------------------------------------------------------------------
  Total Liabilities                      23,955,573  20,909,734  22,868,753
-------------------------------------------------------------------------------
Shareholders' Equity
Preferred stock. Authorized
2,000,000 shares; none issued                    -         -        -
Common stock, $5 par value.
  Authorized 200,000,000 shares;
  outstanding 112,219,738
  and 110,638,161 at June 30, 1998
  and 1997, respectively; 111,420,187
  at December 31, 1997                      561,099     553,191     557,101
Capital surplus                             382,180     261,789     340,623
Retained earnings                         1,255,891   1,114,028   1,162,767
Accumulated other comprehensive
   income (note 3)                            6,430     (28,939)       (728)
-------------------------------------------------------------------------------
  Total Shareholders' Equity              2,205,600   1,900,069   2,059,763
Commitments and contingencies (note 11)
-------------------------------------------------------------------------------
  Total Liabilities And
   Shareholders' Equity                 $26,161,173 $22,809,803 $24,928,516
===============================================================================

See accompanying notes to consolidated financial statements.

Consolidated Statements Of Income
Crestar Financial Corporation And Subsidiaries


In thousands, except per share data
                                                       Three Months Ended June 30,  Six Months Ended June 30,
                                                       ---------------------------  ------------------------
Income From Earning Assets                                   1998        1997          1998        1997
Interest and fees on loans                              $ 337,053   $ 301,991      $661,392    $597,537
Interest on securities held
 to maturity                                                8,400      10,882        17,355      23,974
Interest and dividends on securities
 available for sale                                        68,791      59,875       131,202     123,724
Income on money market investments                          3,180       2,248        12,212       6,912
Interest on mortgage loans held for sale                   28,542      10,618        49,113      22,258
-------------------------------------------------------------------------------------------------------
  Total income from earning assets                        445,966     385,614       871,274     774,405
-------------------------------------------------------------------------------------------------------
Interest Expense
Interest-bearing demand deposits                           55,182      42,939       105,478      84,753
Regular savings deposits                                    8,168       9,768        16,294      19,732
Domestic time deposits                                     49,482      53,450        99,983     108,513
Certificates of deposit
 $100,000 and over                                         20,062      11,608        37,036      18,486
-------------------------------------------------------------------------------------------------------
  Total interest on deposits                              132,894     117,765       258,791     231,484
Short-term borrowings                                      63,038      33,949       118,366      73,746
Long-term debt                                             16,600      15,591        33,723      31,206
-------------------------------------------------------------------------------------------------------
  Total interest expense                                  212,532     167,305       410,880     336,436
-------------------------------------------------------------------------------------------------------
Net Interest Income                                       233,434     218,309       460,394     437,969
Provision for loan losses (note 6)                         21,811      36,000        44,907      65,698
-------------------------------------------------------------------------------------------------------
Net Credit Income                                         211,623     182,309       415,487     372,271
-------------------------------------------------------------------------------------------------------
Noninterest Income
Service charges on deposit accounts                        34,860      31,731        67,927      61,894
Trust and investment advisory income 20,950                17,887      41,069        35,340
Bank card-related income                                    9,360       9,771        18,170      22,419
Other income                                               48,798      51,718        92,852      90,857
Gains (losses) from sale of
 securities                                                 2,542         (91)        5,155       3,973
-------------------------------------------------------------------------------------------------------
  Total noninterest income                                116,510     111,016       225,173     214,483
-------------------------------------------------------------------------------------------------------
Net Credit And Noninterest Income                         328,133     293,325       640,660     586,754
-------------------------------------------------------------------------------------------------------
Noninterest Expense
Personnel expense                                         102,123      96,547       202,978     195,889
Occupancy expense - net                                    13,893      13,685        27,047      29,843
Equipment expense                                          10,962      11,462        21,764      21,281
Other expense                                              64,702      57,316       120,877     112,002
-------------------------------------------------------------------------------------------------------
  Total noninterest expense                               191,680     179,010       372,666     359,015
-------------------------------------------------------------------------------------------------------
Income Before Income Taxes                                136,453     114,315       267,994     227,739
Income tax expense (note 10)                               49,025      38,525        95,693      80,169
--------------------------------------------------------------------------------------------------------
Net Income                                              $  87,428   $  75,790      $172,301    $147,570
========================================================================================================
Earnings Per Share
Basic                                                   $     .78   $     .69    $     1.54   $    1.34
Diluted                                                       .77         .68          1.52        1.32
========================================================================================================

See accompanying notes to consolidated financial statements.


Consolidated Statements Of Changes In Shareholders' Equity
Crestar Financial Corporation And Subsidiaries

For the three months ended June 30, 1998 and 1997

In thousands                                                     Capital   Accumulated
                                Shares of                    Surplus and         Other
                                   Common        Common         Retained Comprehensive
                                    Stock         Stock         Earnings        Income           Total
Balance, April 1, 1998           111,938       $559,690       $1,573,286      $(2,793)      $2,130,183
Comprehensive Income:
  Net Income                           -              -           87,428            -           87,428
  Net unrealized gain on
    securities available for
    sale, net of
    reclassification
    adjustment (note 3)                -              -              -            9,223          9,223
------------------------------------------------------------------------------------------------------
Comprehensive Income                   -              -           87,428          9,223         96,651
Cash dividends declared on
  common stock                         -              -          (36,977)           -          (36,977)
Common stock purchased and
 retired                               (95)          (475)        (4,976)           -           (5,451)
Common stock issued:
  For acquisition of
   financial institution               124            621          8,322            -            8,943
  For dividend
   reinvestment plan                   146            727          7,468            -            8,195
  For thrift and profit
   sharing plan                         28            141          1,493            -            1,634
  Upon exercise of
   stock options
   (including tax
   benefit of $811)                     79            395          2,027            -            2,422
------------------------------------------------------------------------------------------------------
Balance, June 30, 1998             112,220    $   561,099    $ 1,638,071    $     6,430    $ 2,205,600
======================================================================================================
Balance, April 1, 1997             110,300    $   551,499    $ 1,323,415    $   (57,567)   $ 1,817,347
Comprehensive Income:
  Net Income                           -              -           75,790            -           75,790
  Net unrealized gain on
    securities available
    for sale, net of
    reclassification
    adjustment (note 3)                -              -              -           28,628         28,628
 -----------------------------------------------------------------------------------------------------
Comprehensive Income                   -              -           75,790         28,628        104,418
Cash dividends declared on
  common stock                         -              -          (32,309)           -          (32,309)
Common stock issued:
  For dividend
   reinvestment plan                   212          1,062          6,526            -            7,588
  For thrift and profit
   sharing plan                          3             14             91            -              105
  For other stock
    compensation plans                  19             96            325            -              421
  Upon exercise of
   stock options (including
   tax benefit of $780)                104            520          1,979            -            2,499
------------------------------------------------------------------------------------------------------
Balance, June 30, 1997             110,638    $   553,191    $ 1,375,817    $   (28,939)   $ 1,900,069
======================================================================================================

See accompanying notes to consolidated financial statements.

Consolidated Statements Of Changes In Shareholders' Equity
Crestar Financial Corporation And Subsidiaries

For the six months ended June 30, 1998 and 1997

In thousands                                                                  Capital    Accumulated
                                              Shares of                   Surplus and          Other
                                                 Common         Common       Retained  Comprehensive
                                                  Stock          Stock       Earnings         Income          Total
Balance, January 1, 1998                        111,420    $   557,101    $ 1,503,390    $      (728)   $ 2,059,763
Comprehensive Income:
  Net Income                                        -              -          172,301            -          172,301
  Net unrealized gain on securities
    available for sale, net of
    reclassification adjustment (note 3)-           -              -            7,158          7,158
-------------------------------------------------------------------------------------------------------------------
Comprehensive Income                                -              -          172,301          7,158        179,459
Cash dividends declared on
  common stock                                      -              -          (69,289)           -          (69,289)
Common stock purchased and retired                 (195)          (975)        (9,888)           -          (10,863)
Common stock issued:
  For acquisition of financial
    institution                                     124            621          8,322            -            8,943
  For dividend reinvestment plan                             299 1,493         14,764            -           16,257
  For thrift and profit sharing plan                236          1,181         11,776            -           12,957
  For other stock compensation plans                  3             13             88            -              101
  Upon exercise of stock options
    (including tax benefit of $2,810)               333          1,665          6,607            -            8,272
-------------------------------------------------------------------------------------------------------------------
Balance, June 30, 1998                          112,220    $   561,099    $ 1,638,071      $ 6,430       $2,205,600
===================================================================================================================
Balance, January 1, 1997                        109,870    $   549,350     $1,251,444     $(21,284)     $ 1,779,510
Comprehensive Income:
  Net Income                                        -              -          147,570            -          147,570
  Net unrealized loss on securities
    available for sale, net of
    reclassification adjustment (note 3)-           -              -           (7,655)        (7,655)
-------------------------------------------------------------------------------------------------------------------
Comprehensive Income                                -              -          147,570         (7,655)       139,915
Cash dividends declared on
  common stock                                      -              -          (32,309)           -          (32,309)
Common stock purchased and retired                 (824)        (4,118)       (25,621)           -          (29,739)
Cash paid in lieu of fractional shares               (5)           (24)          (140)           -             (164)
Common stock issued:
  For dividend reinvestment plan                             382 1,911         11,636            -           13,547
  For thrift and profit sharing plan                185            924          5,738            -            6,662
  For other stock compensation plans                 73            364          1,903            -            2,267
  Upon exercise of stock options
    (including tax benefit of $7,347)               957          4,784         15,596            -           20,380
-------------------------------------------------------------------------------------------------------------------
Balance, June 30, 1997                          110,638    $   553,191    $ 1,375,817    $   (28,939)   $ 1,900,069
===================================================================================================================

See accompanying notes to consolidated financial statements

Consolidated Statements Of Cash Flows
Crestar Financial Corporation And Subsidiaries


In thousands                                                                    Six Months Ended June 30,
                                                                                -------------------------
                                                                                1998                   1997
Operating   Net Income                                                     $ 172,301              $ 147,570
Activities  Adjustments to reconcile net income to net cash provided
             (used) by operating activities:
               Provisions for loan losses, foreclosed properties and
                 other losses                                                 43,806                 65,698
               Depreciation and amortization of premises and
                equipment                                                     25,319                 23,361
               Amortization of intangible assets                               9,769                  8,433
               Deferred  income tax expense (benefit)                         22,490                 (6,727)
               Net gain on sales of securities, loans and other assets       (10,824)               (20,230)
               Gain on sale of merchant card processing                          -                  (17,325)
               Origination and purchase of loans held for sale            (4,765,519)            (1,218,769)
               Proceeds from sales of loans held for sale                  4,121,546              1,234,527
               Net decrease (increase) in accrued  interest receivable,
                prepaid expenses and other assets                            (57,805)                15,350
               Net increase in accrued interest payable, accrued
                 expenses and other liabilities                               42,472                 18,442
               Other, net                                                     19,519                    759
                              --------------------------------------------------------------------------------------------
               Net cash provided (used) by operating activities             (376,926)               251,089
                              --------------------------------------------------------------------------------------------
Investing    Proceeds from maturities and calls of securities held to
               maturity                                                       63,786                265,758
Activities   Proceeds from maturities and calls of securities
               available for sale                                            399,360                213,309
             Proceeds from sales of securities available for sale          2,254,547              1,939,142
             Purchases of securities held to maturity                        (16,343)               (11,957)
             Purchases of securities available for sale                   (3,451,693)            (1,557,756)
             Net decrease (increase) in money market investments             550,323               (614,926)
             Principal collected on non-bank  subsidiary loans                57,037                 58,504
             Loans originated by non-bank  subsidiaries                      (96,227)               (60,282)
             Proceeds from sales of loans                                    149,018                 27,269
            Net increase in other loans                                     (572,838)                (7,124)
            Purchases of  premises and equipment                             (28,681)               (60,937)
            Proceeds from the sales of foreclosed properties, mortgage
              servicing rights and merchant card processing                   32,355                 49,026
            Purchases of net assets of financial institutions                  1,437                    -
            Purchases of loans and loan portfolios                          (560,021)              (420,063)
            Proceeds from sales of premises                                      -                    7,945
            Other, net                                                       (63,083)               (10,963)
                              ----------------------------------------------------------------------------------------
            Net cash used by investing activities                         (1,281,023)              (183,055)
                              ----------------------------------------------------------------------------------------
Financing   Net increase (decrease) in demand,
Activities  interest-bearing demand  and regular savings deposits            836,207               (202,404)
            Net increase in certificates of deposit                          664,722                377,653
            Net decrease in short-term borrowings                           (149,638)              (275,008)
            Proceeds from issuance of long-term debt                         202,695                    -
            Principal payments on long-term debt                             (86,344)               (40,314)
            Cash dividends paid                                              (69,289)               (61,974)
            Common stock purchased and retired                               (10,863)               (29,739)
            Proceeds from the issuance of common stock                        34,676                 33,242
            Other, net                                                          (149)                  (164)
----------------------------------------------------------------------------------------------------------------------
             Net cash provided (used) by financing activities              1,422,017               (198,708)
----------------------------------------------------------------------------------------------------------------------
Cash And     Decrease in cash and cash equivalents                          (235,932)              (130,674)
Cash         Cash and cash equivalents at beginning of year                1,175,314              1,105,036
----------------------------------------------------------------------------------------------------------------------
Equivalents  Cash and cash equivalents at end of quarter                 $   939,382            $   974,362
======================================================================================================================


Cash and cash equivalents consist of cash and due from banks; see accompanying notes to consolidated financial statements.

Notes To Consolidated Financial Statements
Crestar Financial Corporation And Subsidiaries

(1) General
The consolidated financial statements conform to generally accepted accounting principles and to general practices within the banking industry. The accompanying interim statements are unaudited; however, in the opinion of management, all adjustments necessary for a fair presentation of the consolidated financial statements, including adjustments related to completed business combinations, have been included. All adjustments are of a normal nature. Certain reclassifications have been made to the prior years' consolidated financial statements to conform to the 1998 presentation. The notes included herein should be read in conjunction with the notes to the consolidated financial statements included in the Corporation's 1997 Annual Report and Form 10-K and first quarter 1998 Form 10-Q.
  On April 15, 1998, Crestar acquired Executive Auto Leasing, Inc. (Executive), a privately-held auto leasing company based in Maryland with total assets of approximately $21 million at date of acquisition. The acquisition of Executive has been accounted for under the purchase method of accounting, whereby the purchase price has been allocated to the underlying assets acquired and liabilities assumed based on their respective fair values at date of acquisition. Crestar's second quarter 1998 financial statements include the results of operations of the assets purchased and liabilities assumed from Executive from the date of purchase. Results of operations of Executive did not have a material impact on Crestar's consolidated operating results for the second quarter of 1998.
  Intangible assets consisted of goodwill and deposit based intangibles, having a combined balance of $199.1 million and $171.9 million at June 30, 1998 and 1997, respectively, and favorable lease rights of $344,000 and $400,000, respectively.
  Capitalized mortgage servicing rights of $105.2 million and $45.9 at June 30, 1998 and 1997, respectively, were included in other assets in the consolidated financial statements. Mortgage servicing rights of approximately $73 million and $11 million were capitalized during the first six months of 1998 and 1997, respectively. The fair value of capitalized mortgage servicing rights was approximately $126 million at June 30, 1998. Amortization of capitalized mortgage servicing rights was approximately $12 million and $6 million in the first six months of 1998 and 1997, respectively.
  During the first six months of 1998 and 1997, Crestar capitalized interest of $1.6 million and $1.2 million, respectively, associated with construction in progress.


(2)  Securities Held To Maturity
The amortized cost (carrying values) and estimated market values of securities held to maturity at June 30 follow:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
In thousands                               1998               1997

                                  Amortized    Market Amortized   Market
                                       Cost     Value      Cost    Value
U.S. Treasury and Federal agencies $190,708  $191,560  $197,788 $196,323
Mortgage-backed obligations of
 Federal agencies                   339,638   343,668   464,173  464,524
Other taxable securities              2,792     2,791     3,034    3,025
States and political subdivisions    45,675    46,641    50,521   51,444
--------------------------------------------------------------------------------
  Total securities held to
   maturity                        $578,813  $584,660  $715,516 $715,316
================================================================================

================================================================================

(3)  Securities Available For Sale
The amortized cost and estimated market values (carrying values) of securities available for sale at June 30 follow:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
In thousands                              1998                1997

                                  Amortized    Market Amortized   Market
                                       Cost     Value      Cost    Value
U.S. Treasury and Federal
 agencies                         $ 239,872  $ 239,820  $ 604,863  $ 599,569
Mortgage-backed obligations
 of Federal agencies              2,882,361  2,885,909  2,164,126  2,125,494
Other taxable securities            878,137    883,351    546,437    544,686
Common and preferred stocks         201,018    201,730    247,983    248,671
--------------------------------------------------------------------------------
  Total securities available
   for sale                      $4,201,388 $4,210,810 $3,563,409 $3,518,420
================================================================================

The period-end net unrealized gain or loss on securities available for sale, net of tax, is reflected in the Consolidated Balance Sheet and the Consolidated Statement of Changes in Shareholders' Equity as "Accumulated other comprehensive income." For the three months and six months ended June 30, 1998 and 1997, the net unrealized gain or loss on securities available for sale reflected in the Statement of Changes in Shareholders' Equity is net of reclassification adjustments for gains from sale of securities, net of tax, as included in net income. Gains from the sale of securities during the three months and six months ended June 30, 1998 totaled $2.5 million and $5.2 million, respectively. Net of income tax expense of approximately $0.9 million, and $1.8 million for the three months and six months ended June 30, 1998, the gains resulted in reclassification adjustments of $1.6 million and $3.4 million, respectively. Gains (losses) from sale of securities during the three months and six months ended June 30, 1997 totaled $(0.1) million and $4.0 million, respectively. Net of income tax expense (benefit) of approximately $(40) thousand and $1.4 million for the three months and six months ended, June 30, 1997, the gains (losses) resulted in reclassification adjustments of $(60) thousand and $2.6 million, respectively.
  At June 30, 1998, the amortized cost and market value of Mortgage-backed obligations of Federal agencies includes the amortized cost and market value, respectively, of interest rate caps purchased to hedge the probable market value decline in a rising interest rate environment. The interest rate caps, which have a notional balance of $1.75 billion, have a cost basis of $9.7 million and a market value of $297,000 at June 30, 1998. The cost basis of the interest rate caps is being amortized as a reduction of interest income on securities available for sale. Amortization of the cost basis of the interest rate caps totaled $1.3 million and $2.7 million for the three month and six month periods ended March 31, 1998, respectively


(4)  Money Market Investments
Money market investments at June 30 included:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
In thousands                                               1998     1997
Federal funds sold                                     $752,700 $ 163,506
Securities purchased under agreements to resell               - 1,095,300
Time deposits                                           100,042    75,042
U.S. Treasury                                             8,624     8,263
Trading account securities                               13,351    11,706
Other                                                    13,262    10,924
--------------------------------------------------------------------------------
  Total money market investments                       $887,979 $1,364,74
================================================================================

(5)  Nonperforming Assets And Impaired Loans

Nonperforming assets at June 30 are shown below. Loans that are past due 90 days or more and continue to accrue interest, due to an assessment of collectibility, are excluded from the definition of nonperforming assets. Such loans totaled $51.8 million and $58.7 million at June 30, 1998 and 1997, respectively.

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
In thousands                                               1998     1997
Nonaccrual loans                                        $59,329  $57,813
Foreclosed properties - net                              16,652   34,243
-------------------------------------------------------------------------------
  Total nonperforming assets                            $75,981  $92,056
===============================================================================

Transfers from nonperforming loans to foreclosed properties (non-cash additions) were $2.3 million and $7.5 million in the first six months of 1998 and 1997, respectively. Included in Crestar's non-performing loans above are certain impaired loans. Impaired loans and their allocated valuation allowances at June 30, 1998 and 1997 were $15.8 million with an allowance of $2.8 million and $12.1 million with an allowance of $2.2 million, respectively. All impaired loans had an allocated valuation allowance at June 30, 1998 and 1997. Collateral dependent loans, which were measured at the fair value of the collateral, constituted 100% of impaired loans at June 30, 1998. The average recorded investment in impaired loans for the six months ended June 30, 1998 and 1997 was $14.3 million and $22.8 million, respectively. There was no material interest income recognized on impaired loans in the three months and six months ended June 30, 1998 and 1997.


(6)  Allowance For Loan Losses
Transactions in the allowance for loan losses for the three months and six months ended June 30 were:


-------------------------------------------------------------------------------
In thousands                           Three Months         Six Months

                                       1998      1997      1998     1997
Beginning balance                  $280,969  $268,870  $281,394 $268,868
-------------------------------------------------------------------------------
Charge-offs                         (27,518)  (33,341)  (58,766) (70,416)
Recoveries                            5,729     7,661    11,925   15,040
-------------------------------------------------------------------------------
  Net charge-offs                   (21,789)  (25,680)  (46,841) (55,376)
Provision for loan losses            21,811    36,000    44,907   65,698
Allowance of loans transferred
  to loans held for sale            (35,000)        -   (35,000)     -
Allowance from acquisitions
 and other activity - net                26         -     1,557      -
-------------------------------------------------------------------------------
  Net increase (decrease)           (34,952)   10,320   (35,377)  10,322
-------------------------------------------------------------------------------
Ending balance                     $246,017  $279,190  $246,017 $279,190
===============================================================================


(7)  Allowance For Foreclosed Properties

Transactions in the allowance for losses on foreclosed properties for the three months and six months ended June 30 were:
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
In thousands                            Three Months        Six Months

                                       1998      1997      1998     1997
Beginning balance                    $4,349   $18,076   $13,191  $18,449
Provision for foreclosed properties       -         -    (1,100)       -
Write-downs                          (1,946)      (91)   (9,688)    (464)
-------------------------------------------------------------------------------
Ending balance                       $2,403   $17,985   $ 2,403  $17,985
===============================================================================

===============================================================================

(8)  Short-Term Borrowings
Short-term borrowings, exclusive of deposits, with maturities of less than one year at June 30 were:
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
In thousands                                             1998       1997
Federal funds and term Federal funds purchased     $2,278,547 $1,463,056
Securities sold under repurchase agreements           979,052  1,053,541
Federal Home Loan Bank borrowings                     366,500    575,000
U.S. Treasury demand notes                            749,538    499,401
Notes payable                                         263,643    247,911
Other                                                   2,127      2,134
-------------------------------------------------------------------------------
  Total short-term borrowings                      $4,639,407 $3,841,043
===============================================================================
The Corporation paid $366.3 million and $286.1 million in interest on deposits and short-term borrowings in the first six months of 1998 and 1997, respectively.

(9)  Long-Term Debt
Long-term debt at June 30 included:
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
In thousands                                             1998       1997
4-8% Federal Home Loan Bank obligations
 payable through 2017                                $299,960   $271,601
61/2% Subordinated notes due 2018                     152,626          -
83/4% Subordinated notes due 2004                     149,751    149,712
81/4% Subordinated notes due 2002                     125,000    125,000
85/8% Subordinated notes due 1998                           -     49,992
77/8-111/4% Collateralized mortgage obligation
 bonds maturing through 2019                           11,088     13,661
81/4% Mortgage indebtedness maturing through 2009       7,672      8,162
81/8-143/8% Capital lease obligations maturing
 through 2006                                           1,607        943
Crestar Capital Trust I preferred stock               200,000    200,000
-------------------------------------------------------------------------------
  Total long-term debt                               $947,704   $819,071
===============================================================================
The Corporation paid $30.1 million and $31.2 million in interest on long-term debt in the first six months of 1998 and 1997, respectively.


(10)  Income Taxes
The current and deferred components of income tax expense allocated to continuing operations for the three months and six months ended June 30 in the accompanying consolidated statements of income were:


-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
In thousands                           Three Months         Six Months

                                       1998      1997      1998     1997
Current:
  Federal                           $38,852   $41,917   $72,359  $81,499
  State and local                       312     1,927       844    5,397
-------------------------------------------------------------------------------
  Total current tax expense          39,164    43,844    73,203   86,896
===============================================================================
Deferred:
  Federal                             8,578    (5,287)   20,410   (6,419)
  State and local                     1,283       (32)    2,080     (308)
-------------------------------------------------------------------------------
  Total deferred tax
   expense (benefit)                  9,861    (5,319)   22,490   (6,727)
-------------------------------------------------------------------------------
Total income tax expense            $49,025   $38,525   $95,693  $80,169
===============================================================================
The differences between the amounts computed by applying the statutory federal income tax rate to income before income taxes and the actual income tax expense allocated to operations for the three months and six months ended June 30 were:


--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------
In thousands                      Three Months                   Six Months
                            1998              1997            1998        1997
                         Amount     %       Amount    %   Amount     %      Amount   %
Income before income
 taxes                 $136,453         $114,315        $267,994          $227,739
--------------------------------------------------------------------------------------------
Tax expense at
 statutory rate          47,759   35.0    40,011   35.0   93,798  35.0      79,709  35.0
--------------------------------------------------------------------------------------------
Increase (decrease) in
 taxes resulting from:
    Tax-exempt interest
     and dividends       (2,201)  (1.7)  (2,198)  (1.9)   (4,346) (1.6)     (3,900) (1.8)
    Nondeductible
     interest expense       766     .6      447     .4     1,402    .5         876    .4
    Amortization of
     goodwill             1,262     .9    1,035     .9     2,496    .9       2,080    .9
    State income taxes    1,037     .8    1,232    1.1     1,901    .7       3,308   1.5
    Other - net             402     .3   (2,002)  (1.8)      442    .2      (1,904)  (.8)
--------------------------------------------------------------------------------------------
      Total increase
       (decrease)
       in taxes           1,266     .9   (1,486)  (1.3)    1,895    .7         460    .2
--------------------------------------------------------------------------------------------
Total income tax
 expense               $ 49,025   35.9 $ 38,525   33.7  $ 95,693  35.7    $ 80,169  35.2
============================================================================================

The Corporation made income tax payments of $71.2 million and $77.2 million during the first six months of 1998 and 1997, respectively. At June 30, 1998, the Corporation had a net deferred income tax asset of $95.2 million. There was no valuation allowance relating to the net deferred income tax asset. Crestar has sufficient taxable income in the available carryback period to realize all of its deferred income tax assets.


(11)  Commitments And Contingencies
Legally binding, unfunded commitments to extend credit were $12.1 billion and $9.7 billion at June 30, 1998 and 1997, respectively. Standby letters of credit, which are conditional commitments that guarantee the performance of customers to a third party, were $431 million at June 30, 1998.
  Recourse obligations on mortgage loans serviced of $1.8 billion at June 30, 1998 included $1.1 billion which was insured by agencies of the Federal government or private insurance companies. Recourse obligations also included $94 million of contractual recourse liability accepted by Crestar on mortgage loan sales to Federal agencies and $141 million on certain mortgage loan sales to private investors.
  For interest rate risk management purposes at June 30, 1998, Crestar was using interest rate (fixed receive) swaps with notional balances of $1.575 billion to convert floating rate commercial and instalment loans to fixed rates. Crestar was using purchased interest rate caps with notional balances of $1.95 billion to hedge the market value of fixed rate securities available for sale and real estate income property loans and $1.055 billion to minimize interest rate risk associated with rising rates on floating rate money market deposits. Crestar was using purchased interest rate floors with notional balances of $100 million and $150 million to hedge the fair value of fixed rate domestic time deposits and the prepayment risk associated with fixed rate real estate mortgage loans, respectively. The carrying value and net unrealized gain on these swaps, caps and floors were $22.2 million and $5.4 million, respectively, at June 30, 1998. As a financial intermediary for customers, Crestar had $236.6 million in offsetting swap, $23.7 million in offsetting cap and $8 million in offsetting collar agreements at June 30, 1998.
  The notional amount of these over-the-counter traded interest rate swaps, caps and collars does not fully represent Crestar's credit and market exposure, which the Corporation believes is a combination of current replacement cost of approximately $29.5 million, less collateral held of approximately $17.1 million, plus an amount for prospective market movement. Two counterparties constituted 17% and 10% of the estimated credit and market exposure of $61.4 million at June 30, 1998.
  Crestar also had forward agreements outstanding at June 30, 1998, which are primarily used to reduce the interest rate risk arising from changes in market rates from the time residential mortgage lending commitments are made until those commitments are funded. The net unrealized loss on such forward agreements was $3.5 million at June 30, 1998.
  Certain litigation is pending or threatened against Crestar. Management, in consultation with legal counsel, is of the opinion that there is no pending or threatened litigation that could, individually or in the aggregate, have a material impact on the Corporation's financial condition or financial statements beyond liabilities established for this purpose.

(12)  Subsequent Events
On July 20, 1998 Crestar and Suntrust Banks, Inc. (SunTrust) announced the signing of a definitive agreement to merge. The terms of the merger call for a tax-free exchange of 0.96 shares of SunTrust common stock for each outstanding share of Crestar common stock. The pooling-of-interests combination is expected to be completed during the fourth quarter of 1998, and is subject to the approval of regulatory authorities, in addition to shareholders of both companies. Upon completion of the merger, Crestar will become a wholly-owned subsidiary of SunTrust, and will operate under its current name and management as one of SunTrust's four locally-focused bank holding companies. SunTrust expects to incur pre-tax merger charges of approximately $250 million in the fourth quarter of 1998.
  In July 1998, Crestar announced that Fleet Financial Group had agreed to purchase approximately $576 million of Crestar's outstanding bank card loans. The accounts and balances represent performing bank card loans to borrowers located outside of Crestar's primary market. Under terms of the transaction, Crestar anticipates recognizing a pre-tax gain, during the third quarter of 1998, of approximately $54 million. Crestar's noninterest expenses are also expected to be higher in the third quarter of 1998, in comparison to prior quarters, in recognition of certain incremental expenses. The consolidated balance sheet as of June 30, 1998 reflects the transfer of $603 million in bank card loans from the loan portfolio to loans held for sale. In addition to the principal balance of the bank card loans, $35 million in allowance for loan losses specifically related to the bank card loans held for sale was transferred.